Erin Nolan Smith
Axeda Systems Inc.
+1 (508) 851-1251
enolan@axeda.com


                   Axeda Systems Welcomes Karen Kupferberg as
                           New Chief Financial Officer

MANSFIELD, MA - December 14, 2004 - Axeda Systems Inc. (NASDAQ: XEDA), the world's leading provider of device relationship management (DRM) software and services, announced today that Karen Kupferberg will join the Company as executive vice president & CFO. Effective today, Ms. Kupferberg will succeed current executive vice president & CFO, Tom Fogarty, who is leaving Axeda to join his family in the UK.

"We are delighted to have a seasoned executive like Karen Kupferberg join the Axeda team," said Robert M. Russell Jr., chairman and CEO of Axeda Systems. "She has a proven track record of achievement, and her experience in managing technology companies to strong profitability and solid growth will serve Axeda well. "

Ms. Kupferberg comes to Axeda with extensive senior management experience, having served for over five years as vice president and corporate controller for EMC Corporation. At EMC, she led a company-wide initiative to improve profitability and lower annual operating costs, which resulted in an annualized revenue break-even reduction of $2 billion. During her tenure, she also served as financial lead on several acquisitions and was instrumental in building EMC's finance infrastructure, during a period when revenues grew from $2.9 billion to $8.9 billion. Prior to joining EMC, Ms. Kupferberg held a number of key finance and accounting positions with Digital Equipment Corporation, including vice president of internal audit, where the team she led won "best in class" recognition from Financial Executive magazine. She began her career on Wall Street as a securities analyst for E.F. Hutton. Ms. Kupferberg serves on a number of for-profit and non-profit boards, including the Board of Fiduciary Trust Company (Chair, Audit Committee), Old Mutual (US) Trust Company (Chair, Audit Committee), and The Commonwealth Institute. She holds an MBA from the Wharton School at the University of Pennsylvania, and a BS in Mathematics from Trinity College. She is a graduate of Columbia University's Executive Program in International Business Management.

"We are extremely grateful for Tom Fogarty's tireless dedication and effort over the last four years," added Mr. Russell. "His leadership and expertise have been integral to Axeda's success and market leading position in the DRM space, and we wish him and his family well in their new endeavors."

About Axeda
The Company's flagship product, the Axeda(R) DRM system helps manufacturing and service organizations increase revenue while lowering costs, by proactively monitoring and managing devices deployed at customer sites around the world. Axeda DRM is a highly scalable, field-proven, and comprehensive remote management solution that leverages its patented Firewall-Friendly(TM) technology to enable Machine-to-Machine (M2M) communication by utilizing the public Internet. Axeda customers include Global 2000 companies in many markets including Medical Instrument, Enterprise Technology, Office and Print Production Systems, and Industrial and Building Automation industries. Axeda has sales and service offices in the U.S. and Europe, and distribution partners worldwide. More information about Axeda is available at www.axeda.com.


(C)2004 Axeda Systems. All rights reserved. Axeda, Axeda Systems, Axeda DRM, Axeda Device Relationship Management System, Axeda Agents, Axeda Applications, Axeda Policy Manager, Axeda Enterprise, Axeda Access, Axeda Software Management, Axeda Service, Axeda Usage, Automatic eCommerce, Firewall-Friendly, and Access. Insight. In Real Time. are trademarks of Axeda Systems. All other trademarks are either property of Axeda Systems or property of their respective owners.


This press release may contain certain forward-looking statements that relate to Axeda's future performance. These forward-looking statements include, but are not limited to, those regarding Axeda's products and markets, and may include implied statements concerning market acceptance of Axeda's products and its growing leadership role in the DRM market. Such statements are subject to a number of risks and uncertainties that may cause the actual events or future results to differ from those discussed herein. Such factors include, among others: the difficulty of protecting and enforcing proprietary rights including but not limited to patent rights; the potential that Axeda may not be successful in enforcing its intellectual property rights; Axeda's ability to manage technological change and respond to evolving industry standards, including the potential that new technology not protected by Axeda's patents could be developed and patented by others; Axeda's customers' ability to implement or integrate Axeda's DRM solutions successfully and in a timely fashion or achieve benefits attributable to Axeda's DRM solutions; Axeda's ability to maintain compliance with the minimum listing requirements of The Nasdaq SmallCap Market, including but not limited to the requirement that the Company maintain a minimum $1.00 bid price as the Company's shares are currently trading below $1.00 and the requirement that the Company have a minimum of $2,500,000 in stockholders' equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years as the Company had a stockholders' equity balance of $2,489,000 as of September 30, 2004; uncertainties in the market for DRM products and the potential for growth in the DRM market; the long sales cycle for DRM products; limited distribution channels; present and future competition; and Axeda's ability to service the principal and interest payments under its outstanding secured convertible term note either through stock conversions or cash payments when due and the risk that the lender could foreclose on its security interest in substantially all of Axeda's assets if Axeda defaults on its payments under the notes. Investors are advised to read Axeda's Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, particularly those sections entitled "Factors Affecting Operating Results" and "Risk Factors" for a more complete discussion of these and other risks and uncertainties. Axeda assumes no obligation to update the forward-looking information contained in this press release.


                                                        ###